Exhibit 10.10

12 October, 2006	Confidential	LEC-LTM-01434-V5.0
This amendment (“Amendment”) is effective from the 16th of October 2006 (“Effective Date”)
BETWEEN
ARM LIMITED whose registered office is situated at 110 Fulbourn Road, Cambridge CB1 9NJ, United Kingdom (“ARM”);
and
MAGNACHIP SEMICONDUCTOR LTD whose principal place of business is situated at 891 Daechi-dong, Gangnam-gu, Seoul 135-738, Seoul, Korea (“MAGNACHIP”)
WHEREAS
A.	This Amendment (defined above) refers to and amends the terms and conditions of the technology licence agreement, ARM document number LEC-TLA-00142, between ARM and MAGNACHIP dated 16th December 1996 (the “Agreement”).

B.	The Agreement was assigned by LG Semicon Company Limited to Hyundai Electronics Ltd (“Hyundai”) in the month of March 2000.

C.	Hyundai changed its name to Hynix Semiconductor Inc (“Hynix”) on 29th March 2001.

D.	MAGNACHIP purchased the system IC business of Hynix on 6th October 2004 and the Agreement was assigned to MAGNACHIP.

E.	MAGNACHIP has requested and ARM has agreed to license an additional model to MAGNACHIP under the terms and conditions of the Agreement.
IT IS AGREED AS FOLLOWS:
1.	That all definitions contained in the Agreement shall have the same meanings and apply to this Amendment.

2.	Delete the following from Clause 1.22(iii) of the Agreement

“subject to the payment by MAGNACHIP of the fee(s) set out in Clause 9.2”

and replace with the following:

“subject to the payment by MAGNACHIP of the fee(s) set out in Clauses 9.6a, 9.6b and 9.6c as applicable”

3.	After Clause 9.6, add Clauses 9.6a and 9.6b to the Agreement as follows:

“9.6a	In consideration of ARM agreeing to licence the Model identified in Schedule 3 Part C Item C7 to MAGNACHIP, MAGNACHIP shall pay, to ARM, the sum of [*****] due on the Effective Date of the Amendment.

9.6b	In consideration of ARM agreeing to provide support and maintenance services to MAGNACHIP in respect of the Model identified in Schedule 3 Part C Item C7, MAGNACHIP shall pay, to ARM, the [******] due on the Effective Date of the Amendment.

9.6c	In the event that MAGNACHIP exercises its option in Clause 13.1b, MAGNACHIP shall pay, to ARM, the sum of [*****] (“Model Optional Support and Maintenance Fee”) due on the first anniversary of the Effective Date of the Amendment.”

NM/JL	Page 1 of 2	ARM/Magnachip Semiconductor Limited

[*****]	-	Portions of this exhibit are subject to a request for confidential treatment and have been redacted and filed separately with the Securities and Exchange Commission.

12 October, 2006	Confidential	LEC-LTM-O1434-V5.0
4.	After Clause 13.1 of the Agreement, add Clause 13.1a to the Agreement as follows:

“13.1a	Notwithstanding anything to the contrary contained in Clause 13.1, for the period commencing on the Effective Date of the Amendment and ending one (1) year thereafter, ARM shall provide support and maintenance to MAGNACHIP pursuant to this Clause 13 in respect of the Model identified in Schedule 3 Part C Item C7.

13.1b	Subject to receipt of notice from MAGNACHIP requesting support and maintenance and payment of the Model Optional Support and Maintenance Fee (defined in Clause 9.6c), for the period commencing on the first anniversary of the Effective Date of the Amendment and ending one (1) year thereafter, ARM shall provide support and maintenance to MAGNACHIP pursuant to this Clause 13 in respect of the Model identified in Schedule 3 Part C Item C7.”
5.	Add the following to the end of Schedule 3 Part C of the Agreement:

C7	AT010-MS-28607	ARM7TDMI Model	NC-Verilog simulator on Linux platform	N
The terms contained herein are agreed and accepted by the authourised signatories of the respective partics:

ARM LIMITED		MAGNACHIP	SEMICONDUCTOR LTD

BY	/s/	BY	/s/ David J Gampell
NAME		NAME	DAVID J GAMPELL
TITLE	EVP	TITLE	VP ENGINEERING, ISO
DATE	7/11/06	DATE	16 OCT 2006

NM/JL	Page 2 of 2	ARM/Magnachip Semiconductor Limited